Exhibit 99.1

              ITT INDUSTRIES REAFFIRMS Q1 AND FY 2005 EPS GUIDANCE

NEW YORK CITY, MARCH 9 - ITT Industries, Inc. (NYSE: ITT) Chief Executive Officer Steven Loranger will today reaffirm the company's 2005 earnings expectations of $1.00 - $1.04 per share for the first quarter and $5.00 -$5.15 per share for the full year. Loranger's comments are scripted to come during his presentation at the Smith Barney Citigroup Global Industrial Manufacturing Conference in New York City, scheduled to begin at 11:15 a.m. EST this morning.

Loranger's entire presentation will be webcast live at:

http://www.veracast.com/webcasts/sbcitigroup/industrial-manufacturing-2004/
44206155.cfm .

ABOUT ITT INDUSTRIES
ITT Industries, Inc. (www.itt.com) supplies advanced technology products and services in key markets including: fluid and water management including water treatment; defense communication, opto-electronics, information technology and services; electronic interconnects and switches; and other specialty products. Headquartered in White Plains, NY, the company generated $6.8 billion in 2004 sales.

In addition to the New York Stock Exchange, ITT Industries stock is traded on the Midwest, Pacific, Paris, London and Frankfurt exchanges.

For free B-roll/video content about ITT Industries, please log onto www.thenewsmarket.com/ITT to preview and request video. You can receive broadcast-standard video quality digitally or by tape from this site. Registration and video is free to the media.

Certain material presented herein consists of forward-looking statements which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Such factors include general economic conditions, foreign currency exchange rates, competition and other factors all as more thoroughly set forth in Item 1. Business and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Industries, Inc. Form 10-K Annual Report for the fiscal year ended December 31, 2003, and other of its filings with the Securities and Exchange Commission.

Contact:

Tom Glover
914-641-2160
tom.glover@itt.com